SOUTHWESTERN ENERGY COMPANY
2002 PERFORMANCE UNIT PLAN
PERFORMANCE UNIT GRANT AGREEMENT

THIS GRANT AGREEMENT, effective as of the ________ day __________________ (the "Grant Date"), is between Southwestern Energy Company ("Company") and ___________________________ (hereinafter referred to as the "Participant").

WITNESSETH:

WHEREAS, the Company has approved the Southwestern Energy Company 2002 Performance Unit Plan (the "Plan"), which was adopted by the Board of Directors and which provides for the grant of Performance Units to certain employees of the Company;

WHEREAS, the Participant has been selected by the Plan Administrator to participate in the Plan, in accordance with the provisions thereof;

WHEREAS, Participant has been awarded Performance Units on the Grant Date; and

WHEREAS, the parties hereto desire to evidence in writing the terms and conditions of the grant of Performance Units.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained and as an inducement to Participant to continue as an employee of the Company, the parties hereto hereby agree as follows:

    The Company awards to Participant on the Grant Date _____ Performance Units on the terms and conditions set forth herein and in the Plan. The grant of these Performance Units is effective on the Grant Date.

    Except as provided in Section 5(f) of the Plan, the Participant's right to the Performance Units awarded for this Performance Period shall vest as follows:

[Insert performance unit vesting schedule here]

    In the event that the employment of the Participant with the Company shall terminate for any reason other than Cause, all unvested Performance Units granted to the Participant shall expire at the commencement of business on the date of a termination of employment, and no payment shall be made to the Participant with respect thereto. Southwestern shall make payment respecting vested Performance Units upon expiration of the original Performance Period under the original terms for such vested Performance Units, unless such payment is deferred pursuant to a timely election filed pursuant to the Plan.

    In the event of the termination of the Participant's employment for Cause, all outstanding Performance Units granted to the Participant shall expire at the commencement of business on the date of such termination, and no payment shall be made to the Participant with respect thereto.

    The Performance Units will have a Payment Value at the end of the Performance Period contingent upon the attainment of the Performance Measures described on Appendix A to this Grant Agreement. Unless otherwise specified herein, the Performance Period shall be thirty-six months from the Commencement Date. Except as otherwise specified herein or in the Plan, Southwestern shall pay the Participant the total amount of the Payment Value due the Participant at the conclusion of the Performance Period on such date following the conclusion of the Performance Period as the Plan Administrator shall designate.

    Each Performance Unit will have a "Target Value" of $1,000, a "Threshold Value" of $500 and a "Maximum Value of $2,000. Each Performance Unit has a threshold level of performance under which no payout will occur and a maximum level of performance above which no further payout will occur. Please consult the chart below for specific threshold, target and maximum percentiles.

    The Performance Measures and the weight that each Performance Measure carries with respect to the Payment Value of each Performance Unit as well as the Payment Value of such Performance Unit will be calculated as follows:

[Insert award table here]

For purposes of determining the peer ranking for the E&P/Corp Performance Measures, the Company's peer group shall include those companies described on Appendix B attached hereto.

  The Performance Units and the rights and privileges conferred hereunder shall not be sold, transferred, encumbered, hypothecated or otherwise anticipated by the Participant other than by will or the laws of descent and distribution. The Performance Units are not liable for, or subject to, in whole or in part, the debts, contracts, liabilities, or torts of the Participant, nor shall it be subject to garnishment, attachment, execution, levy or other legal or equitable process.

  Subject to the limitations on the transferability of the Performance Units, this Grant Agreement shall be binding upon and inure to the benefit of the heirs, legal representative, successors and assigns of the parties hereto.

  The interpretation, performance and enforcement of this Grant Agreement shall be governed by the laws of the State of Arkansas to the extent not preempted by Federal law.

  The invalidity or unenforceability of any provision of this Grant Agreement shall not affect the validity or enforceability of any other provision, and all other provisions shall remain in full force and effect.

  Participant accepts the Performance Units subject to all the provisions of the Plan, which are incorporated herein, including the provisions that authorize the Board and the Plan Administrator to administer and interpret the Plan and that provide that the Plan Administrator's decisions, determinations, and interpretations with respect to the Plan are final and conclusive on all persons affected thereby and that provide the Company's or the Plan Administrator's right to amend or terminate the Plan or any award under the Plan. Additionally, any capitalized terms in this Grant Agreement shall have the same meaning as the terms defined in the Plan.

IN WITNESS WHEREOF, the parties hereto have executed this Grant Agreement as of the day and year first above written.

SOUTHWESTERN ENERGY COMPANY

ATTEST:	By: _______________________________
Chairman & CEO
_____________________________

_______________________________
(Participant)